Exhibit 10.2

EXHIBIT C

FORM OF DIRECTOR SUPPORT AGREEMENT

This DIRECTOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of December 1, 2025 (the “Execution Date”), by and between South Plains Financial, Inc., a Texas corporation (“SPFI”), BOH Holdings, Inc., a Texas corporation (“BOH”), and __________, an individual resident of the State of __________ (the “Undersigned”).  Terms with their initial letters capitalized and not otherwise defined herein have the meanings given to them in the Reorganization Agreement (as defined below).

RECITALS

WHEREAS, the Undersigned is a director of BOH and/or Bank of Houston, a Texas state-chartered bank and wholly-owned subsidiary of BOH (“Bank of Houston”);

WHEREAS, in connection with the execution of this Agreement, SPFI and BOH are entering into that certain Agreement and Plan of Reorganization, dated as of the date hereof (as such agreement may be amended or supplemented from time to time, the “Reorganization Agreement”), pursuant to which BOH will merge with and into SPFI, with SPFI continuing as the surviving entity (the “Merger”), and which further contemplates that Bank of Houston and City Bank, a Texas state-chartered bank and wholly-owned subsidiary of SPFI (“City Bank”), will be combined through merger, with City Bank continuing as the surviving entity, pursuant to a separate agreement and plan of bank merger;

WHEREAS, the term “BOH” as used in this Agreement with respect to time periods after the Effective Time shall mean SPFI, as successor to BOH in the Merger;

WHEREAS, the Undersigned, as a director of BOH and/or Bank of Houston, as the case may be, has had access to certain Confidential Information (as defined below), including, without limitation, information concerning BOH’s and Bank of Houston’s business and the relationships between BOH and Bank of Houston, their respective Subsidiaries, vendors and customers, and BOH’s and/or Bank of Houston’s status and relationship with peer institutions that compete with SPFI, City Bank, BOH and/or Bank of Houston, and has had access to trade secrets, customer goodwill and proprietary information of BOH and/or Bank of Houston and their respective businesses that constitute a substantial asset to be acquired by SPFI and City Bank; and

WHEREAS, the Undersigned recognizes that SPFI’s willingness to enter into the Reorganization Agreement is dependent on the Undersigned entering into this Agreement (including the anti-piracy/non-solicitation/non-competition covenants below) and, therefore, this Agreement is incident thereto.

NOW, THEREFORE, for the new Confidential Information the Undersigned will be provided, training that is expected to be made available to the Undersigned and for other good and valuable consideration contained herein and in the Reorganization Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.          Director Support.  The Undersigned agrees to use his or her best efforts to refrain from harming the goodwill and business relationships of SPFI, City Bank, BOH, Bank of Houston and their respective Subsidiaries, and their respective customer and client relationships during the term of this Agreement.

2.          Non-Disclosure Obligations.  The Undersigned agrees that he or she will not make any unauthorized disclosure, directly or indirectly, of any Confidential Information of SPFI, City Bank, BOH or Bank of Houston to third parties, or make any unauthorized use thereof, directly or indirectly.  The Undersigned also agrees that he or she shall deliver promptly to SPFI or BOH at any time at its reasonable request, without retaining any copies, all documents and other material in the Undersigned’s possession at that time relating, directly or indirectly, to any Confidential Information or other information of SPFI, City Bank, BOH or Bank of Houston, or Confidential Information or other information regarding third parties, learned in such person’s position as a director, officer, employee or shareholder of BOH or Bank of Houston, as applicable.

For purposes of this Agreement, “Confidential Information” means and includes SPFI’s, City Bank’s, BOH’s and Bank of Houston’s confidential and/or proprietary information and/or trade secrets, including those of their respective Subsidiaries, that have been and/or will be developed or used and that cannot be obtained readily by third parties from outside sources.  Confidential Information includes, but is not limited to, the:  information regarding past, current and prospective customers and investors and business Affiliates, employees, contractors, and the industry not generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures, pricing, and pricing techniques, including contact names, services provided, pricing, type and amount of services used; financial data; pricing strategies and price curves; positions; plans or strategies for expansion or acquisitions; budgets; research; financial and sales data; trading methodologies and terms; communications information; evaluations, opinions and interpretations of information and data; marketing and merchandising techniques; electronic databases; models and the output from same; specifications; computer programs; contracts; bids or proposals; technologies and methods; training methods and processes; organizational structure; personnel information, including compensation and bonuses; payments or rates paid to consultants or other service providers; other such confidential or proprietary information; and notes, analysis, compilations, studies, summaries, and other material prepared by or for SPFI, City Bank, BOH, Bank of Houston or any of their respective Subsidiaries containing or based, in whole or in part, on any information included in any of the foregoing.  The term “Confidential Information” does not include any information that (a) at the time of disclosure or thereafter is generally available to and known to the public, other than by a breach of this Agreement by the disclosing party; (b) was available to the disclosing party, prior to disclosure by SPFI, City Bank, BOH or Bank of Houston, as applicable, on a non-confidential basis from a source other than the Undersigned and is not known by the Undersigned, after reasonable investigation, to be subject to any fiduciary, contractual or legal obligations of confidentiality; or (c) was independently acquired or developed by the Undersigned without violating any obligations of this Agreement.  The Undersigned acknowledges that SPFI’s, City Bank’s, BOH’s and Bank of Houston’s respective businesses are highly competitive, that this Confidential Information constitutes valuable, special and unique assets to be acquired by SPFI in the Merger and constitutes existing valuable, special and unique assets held by BOH pre-Merger, and that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to SPFI.

3.          Non-Competition Obligations.  The Undersigned agrees that, for the period beginning on the Execution Date and continuing until the date that is two (2) years after the Effective Time of the Merger (the “Non-Competition Period”), the Undersigned will not, except as a director or officer of BOH or Bank of Houston prior to the Effective Time of the Merger or as set forth on Schedule A hereto, in any capacity, directly or indirectly:

(a)         compete or engage, anywhere in the geographic area comprised of the fifty (50) mile radius surrounding the locations of Bank of Houston before the Effective Time or, following the Effective Time, the locations of City Bank banking centers that were formerly locations of Bank of Houston (the “Market Area”), in a business as a federally insured depository institution;

(b)         take any action to invest in, own, manage, operate, control, participate in, be employed or engaged by, be a director of, or otherwise be connected in any manner with any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or Governmental Body (each, a “Person”) engaging in a business similar to that of SPFI, City Bank, BOH or Bank of Houston anywhere within the Market Area.  Notwithstanding the foregoing, the Undersigned is permitted hereunder to (x) own, directly or indirectly, up to one percent (1.0%) of the issued and outstanding securities of any publicly traded financial institution conducting business in the Market Area and (y) invest in any existing mutual fund that invests, directly or indirectly, in insured depository institutions conducting business in the Market Area;

(c)         (i)  call on, service or, solicit competing business from customers of SPFI, City Bank, BOH or Bank of Houston or any of their respective Affiliates if, within the twelve (12) months before the Execution Date, the Undersigned had or made contact with the customer, or had access to information and files about the customer, or (ii) interfere with or damage (or attempt to interfere with or damage) any relationship between SPFI, City Bank, BOH or Bank of Houston or any of their respective Affiliates and any such customer; or

(d)        call on, solicit or, induce any employee of SPFI, City Bank, BOH or Bank of Houston or any of their respective Affiliates whom the Undersigned had contact with, knowledge of, or association with in the course of service with BOH or Bank of Houston (whether as an employee or a contractor) to terminate his or her employment from or contract with SPFI, City Bank, BOH or Bank of Houston or any of their respective Affiliates, or assist any other Person in such activities;

provided, however, that the restrictions in the foregoing (c) and (d) will not prohibit the Undersigned from responding to inquiries made in response to a general solicitation for customers or employees or publicly advertised employment opportunities (including through employment agencies).

The Undersigned may not avoid the purpose and intent of this Section 3 by engaging in conduct within the Market Area from a remote location through means such as telecommunications, written correspondence, computer generated or assisted communications or other similar methods.

4.           Non-Competition Covenant Reasonable.  The Undersigned acknowledges that the restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect SPFI’s acquisition of BOH and the goodwill and business prospects thereof.  The Undersigned acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Undersigned has been engaged in the business of BOH and/or Bank of Houston and the Undersigned’s relationship with the customers of BOH and/or Bank of Houston.  The Undersigned further acknowledges that the restrictions contained herein are not burdensome to the Undersigned in light of the other opportunities that remain open to the Undersigned.  Moreover, the Undersigned acknowledges that he or she has and will have other means available to him or her for the pursuit of his or her livelihood after the Effective Time of the Merger.

5.         Consideration.  In consideration for the above obligations of the Undersigned, in addition to those matters set forth in the Recitals to this Agreement, BOH agrees to provide the Undersigned with access to new Confidential Information and training relating to BOH’s business, which will become SPFI’s business after the Effective Time of the Merger, in a greater quantity and/or expanded nature than that already provided to the Undersigned.  The Undersigned also will have access to, or knowledge of, new Confidential Information of third parties, such as actual and potential customers, suppliers, partners, joint venturers, investors, financing sources, etc., of BOH and/or Bank of Houston prior to the Merger.

6.           Injunctive Relief and Additional Remedies.  The Undersigned acknowledges that the injury that would be suffered by SPFI or BOH as a result of a breach of the provisions of this Agreement (including any provision of Section 3) would be irreparable and that an award of monetary damages to SPFI or BOH, as the case may be, for such a breach would be an inadequate remedy.  Consequently, each of SPFI and BOH shall have the right, in addition to any other rights it may have, to seek specific performance, to obtain injunctive relief to restrain any proposed or actual breach or threatened breach or otherwise to specifically enforce any provision of this Agreement without the obligation to post bond or other security in seeking such relief.  Such equitable remedies are in addition to the right to obtain compensatory and punitive damages and attorney’s fees, and, notwithstanding SPFI’s or BOH’s, as the case may be, right to so seek damages, the Undersigned waives any defense that an adequate remedy for SPFI or BOH, as the case may be, exists under law.  If the Undersigned, on the one hand, or SPFI or BOH, on the other hand, must bring suit to enforce this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs related thereto.

7.        Extension of Restrictive Covenant Period.  In the event that SPFI or BOH shall file a lawsuit in any court of competent jurisdiction alleging a breach of Section 3 by the Undersigned and SPFI or BOH is successful on the merits of such lawsuit, then any time period set forth in this Agreement including the time periods set forth in Section 3, will be extended one month for each month the Undersigned is finally determined by such court of competent jurisdiction was in breach of this Agreement, so that SPFI or BOH, as the case may be, is provided the benefit of the full Non-Competition Period.

8.        Effectiveness of this Agreement.  This Agreement shall become effective on the Execution Date.  This Agreement shall automatically terminate and be of no further force or effect if (a) the Reorganization Agreement is not executed on or prior to the Execution Date or (b) the Reorganization Agreement (once executed) is terminated in accordance with its terms and the Merger does not occur.

9.        Waiver; Amendment.  The rights and remedies of the parties hereto are cumulative and not alternative.  Any party may unilaterally waive a right which is solely applicable to it.  Such action will be evidenced by a signed written notice.  Neither the failure nor any delay in exercising any right, power or privilege under this Agreement by any party hereto will operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver of any party of any right or remedy on any one occasion will not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.  This Agreement may be amended, modified or supplemented only by an instrument in writing executed by each of the parties hereto.

10.        Notices.  All notices, consents, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, mailed by first class mail (postage prepaid) or sent by email, courier or personal delivery to the parties hereto at the following addresses unless by such notice a different address shall have been designated:

If to SPFI:

South Plains Financial, Inc.
5219 City Bank Parkway
Lubbock, Texas 76407
Attention:	Curtis C. Griffith Cory T. Newsom
Email:	cgriffith@city.bank cnewsom@city.bank

With a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP
1445 Ross Avenue, Suite 3700
Dallas, Texas  75202
Attention:	Peter G. Weinstock Heather A. Eastep
Email:	pweinstock@hunton.com heastep@hunton.com

If to BOH:

BOH Holdings Inc.
4400 Post Oak Parkway, Suite 2260
Houston, Texas 77027
Attention:	James D. Stein
Email:	jstein@bohbank.com

With a copy (which shall not constitute notice) to:

Fenimore Kay Harrison, LLP
812 San Antonio Street, Suite 600
Austin, Texas 78701
Attention:	Chet Fenimore Brent Standefer
Email:	cfenimore@fkhpartners.com bstandefer@fkhpartners.com

If to the Undersigned:

At the address set forth on the Undersigned’s signature page hereto.

All notices sent by mail as provided above shall be deemed delivered three (3) days after deposit in the mail, all notices sent by courier as provided above shall be deemed delivered one (1) day after being sent and all notices sent by email shall be deemed delivered upon confirmation of receipt.  All other notices shall be deemed delivered when actually received.  Any party to this Agreement may change its address for the giving of notice specified above by giving notice as provided herein.  Notices permitted to be sent via email shall be deemed delivered only if sent to such persons at such email addresses as may be set forth in writing (and confirmation of receipt is received by the sending party).

11.       Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of SPFI, BOH and their respective successors and assigns, including, without limitation, any successor by merger, consolidation or stock purchase of SPFI, BOH and any Person that acquires all or substantially all of the assets of SPFI or BOH.

12.        Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.  EACH PARTY IRREVOCABLY AGREES THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT INVOLVING ONE OR MORE CLAIMS THAT THE PARTY INITIATING SUIT BELIEVES IN GOOD FAITH TO SATISFY THE JURISDICTIONAL REQUIREMENTS FOR ADJUDICATION BY THE TEXAS BUSINESS COURT (TEX. GOVT. CODE 25A) SHALL BE INITIATED IN AND DETERMINED BY THE TEXAS BUSINESS COURT FOR THE ELEVENTH JUDICIAL DIVISION WITH VENUE IN HARRIS COUNTY, TEXAS.  THE PARTIES FURTHER IRREVOCABLY CONSENT TO THE TEXAS BUSINESS COURT’S EXERCISE OF SUPPLEMENTAL JURISDICTION OVER ANY OTHER CLAIM(S) OR COUNTERCLAIM(S) THAT FORM PART OF THE SAME CASE OR CONTROVERSY, REGARDLESS OF WHETHER THE TEXAS BUSINESS COURT WOULD HAVE INITIAL JURISDICTION OVER SUCH CLAIM(S) OR COUNTERCLAIM(S). IN THE EVENT THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT DOES NOT INVOLVE A CLAIM THAT SATISFIES THE JURISDICTIONAL REQUIREMENTS FOR ADJUDICATION BY THE TEXAS BUSINESS COURT, EACH PARTY IRREVOCABLY AGREES THAT ANY SUCH LEGAL ACTION, SUIT, OR PROCEEDING SHALL BE INITIATED IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, ASSUMING JURISDICTION EXISTS IN THAT COURT.  IF NOT, AND ONLY IF NOT, THEN ANY SUCH LEGAL ACTION, SUIT, OR PROCEEDING SHALL BE BROUGHT IN THE DISTRICT OR COUNTY COURTS AT LAW OF LUBBOCK COUNTY, TEXAS.  HOWEVER, IF FACTS ESTABLISHING THE TEXAS BUSINESS COURT’S JURISDICTION ARE DISCOVERED AFTER A LEGAL ACTION, SUIT, OR PROCEEDING IS INITIATED IN A DIFFERENT COURT, EACH PARTY AGREES THAT IT SHALL JOIN THE OTHER PARTY IN FILING AN AGREED NOTICE OF REMOVAL TO THE TEXAS BUSINESS COURT, SO LONG AS THE REQUEST IS NOT MADE LATER THAN THE THIRTIETH (30TH) CALENDAR DAY AFTER THE DATE THE PARTY REQUESTING REMOVAL DISCOVERED FACTS ESTABLISHING THE TEXAS BUSINESS COURT’S JURISDICTION OVER THE LEGAL ACTION, SUIT, OR PROCEEDING.  FAILURE TO REQUEST REMOVAL OF A DISPUTE WITHIN THIRTY (30) CALENDAR DAYS AFTER THE DATE SUCH PARTY DISCOVERED FACTS ESTABLISHING THE TEXAS BUSINESS COURT’S JURISDICTION SHALL NOT PREVENT THE NON-REQUESTING PARTY FROM JOINING THE REQUESTING PARTY IN FILING AN AGREED NOTICE OF REMOVAL TO THE TEXAS BUSINESS COURT, THOUGH THE NON-REQUESTING PARTY SHALL HAVE NO OBLIGATION TO DO SO.

13.       Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT:  (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

14.        Entire Agreement.  This Agreement, together with the Reorganization Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to such subject matter contained herein.  In the event of a conflict between the terms of this Agreement and the terms of the Reorganization Agreement, the terms of the Reorganization Agreement shall control.

15.       No Third-Party Beneficiaries.  Nothing contained in this Agreement, express or implied, is intended to confer upon any persons, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

16.        Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.  If any restriction in this Agreement is held invalid or unenforceable by any court of competent jurisdiction, it is the intention of the parties hereto that the restrictions be reformed by such court in such a manner that protects the business and Confidential Information of SPFI, City Bank, BOH and Bank of Houston to the maximum extent permissible.

17.        Representation by Counsel; Interpretation.  Each party hereto acknowledges that it has had the opportunity to be represented by counsel in the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.  Accordingly, any rule of law, including, but not limited to, the doctrine of contra proferentem, or any legal decision which would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.  The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto.

18.        Section Headings, Construction.  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified.  All words used in this Agreement will be construed to be of such gender or number, as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

19.       Counterparts.  For the convenience of the parties hereto, this Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original but all of which shall constitute one and the same instrument.  An email or electronic scan in “.pdf” format of a signed counterpart of this Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SOUTH PLAINS FINANCIAL, INC.

By:
Curtis C. Griffith,
Chairman and Chief Executive Officer

BOH HOLDINGS, INC.

By:
James D. Stein,
Chairman, President and Chief Executive Officer

DIRECTOR

Name:

[Signature Page to Director Support Agreement]

SCHEDULE A

EXISTING CAPACITY (AND/OR EXISTING OWNERSHIP)